Exhibit 99.1

1950 Spectrum Circle, Suite 300
Marietta, GA 30067
1-888-502-BLUE
www.BlueLinxCo.com

FOR IMMEDIATE RELEASE

BlueLinx NYSE Listing Standards Announcement

MARIETTA, GA, Apr. 28, 2020 (GLOBE NEWSWIRE) -- BlueLinx Holdings Inc. (NYSE: BXC), a leading distributor of building and industrial products in the United States, today announced that it received written notice from the New York Stock Exchange (NYSE) that the Company is not in compliance with the continued listing standards set forth in Section 802.01B of the NYSE Listed Company Manual because its average market capitalization has been less than $50 million over a consecutive 30 trading-day period and its last reported stockholders' equity was below $50 million. Prior to the significant stock market decline triggered by the COVID-19 pandemic, the Company’s market capitalization was above $50 million.

The Company has already submitted a plan to the NYSE in accordance with NYSE procedures to advise the NYSE of definitive action the Company is taking to regain conformity with the continued listing standards as required by January 2022. The notice has no immediate impact on the listing of the Company’s common stock, which will continue to trade on the NYSE, subject to continued compliance with applicable NYSE listing standards.

Management Commentary

Mitch Lewis, President and Chief Executive Officer, stated, “We entered 2020 focused on profitably growing our business, and we got off to a solid start in the first quarter. In response to the unexpected COVID‑19 pandemic, we immediately developed plans and took actions that should give BlueLinx the financial and operating flexibility necessary to provide long-term value for our stakeholders, and we are poised to continue our progress once the pandemic subsides. We firmly believe that the erosion in our market capitalization was driven by the effects of the COVID-19 pandemic on the stock market and that a return to normalcy in the markets will cause our market capitalization to recover."

First Quarter 2020 Earnings Call

As previously announced, the Company’s first quarter 2020 financial results will be made available after the market closes on Tuesday, May 5th, under “Press Releases” in the Investor Relations section of the BlueLinx website, at www.BlueLinxCo.com, and the Company plans to discuss those results during its first quarter earnings call and webcast, which is scheduled for Wednesday, May 6, 2020, at 10:00 a.m. Eastern Time. Please refer to the Investor Relations section of the BlueLinx website, at www.BlueLinxCo.com, for instructions on accessing the earnings call and webcast.

About BlueLinx Holdings Inc.

BlueLinx (NYSE: BXC) is a leading wholesale distributor of building and industrial products in the United States with over 50,000 branded and private-label SKUs, and a broad distribution footprint servicing 40 states. BlueLinx has a differentiated distribution platform, value-driven business model and extensive cache of products across the building products industry. Headquartered in Marietta, Georgia, BlueLinx has over 2,200 associates and distributes its comprehensive range of structural and specialty products to approximately 15,000 national, regional, and local dealers, as well as specialty distributors, national home centers, industrial, and manufactured housing customers. BlueLinx encourages investors to visit its website, www.BlueLinxCo.com, which is updated regularly with financial and other important information about BlueLinx.

Contacts

Kelly C. Janzen, SVP, CFO & Treasurer
BlueLinx Holdings Inc.
(770) 953-7000

Mary Moll, Investor Relations
(866) 671-5138
investor@bluelinxco.com

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result” or words or phrases of similar meaning. The forward-looking statements in this press release include statements about our ability to regain conformity with the NYSE’s continued listing standards within the 18 month plan period; our focus for 2020; the ability of our plans and actions to provide financial and operating flexibility necessary to provide long-term value for our stakeholders; our ability to continue our progress once the COVID-19 pandemic subsides; and the effects of a return to normalcy in the stock market on our market capitalization.

Forward-looking statements in this press release are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those listed under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 28, 2019, and those discussed in our Quarterly Reports on Form 10-Q and in our periodic reports filed with the SEC from time to time. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these differences include, among other things: the COVID-19 pandemic and other contagious illness outbreaks and their potential effects on our industry, suppliers and supply chain, and customers, and our business, results of operations, cash flows, financial condition, and future prospects; our ability to integrate and realize anticipated synergies from acquisitions; loss of material customers, suppliers, or product lines in connection with acquisitions; operational disruption in connection with the integration of acquisitions; our indebtedness and its related limitations; sufficiency of cash flows and capital resources; our ability to monetize real estate assets; fluctuations in commodity prices; adverse housing market conditions; disintermediation by customers and suppliers; changes in prices, supply and/or demand for our products; inventory management; competitive industry pressures; industry consolidation; product shortages; loss of and dependence on key suppliers and manufacturers; new tariffs; our ability to successfully implement our strategic initiatives; fluctuations in operating results; sale-leaseback transactions and their effects; real estate leases; changes in interest rates; exposure to product liability claims; our ability to complete offerings under our shelf registration statement on favorable terms, or at all; changes in our product mix; petroleum prices; information technology security and business interruption risks; litigation and legal proceedings; natural disasters and unexpected events; activities of activist stockholders; labor and union matters; limits on net operating loss carryovers; pension plan assumptions and liabilities; risks related to our internal controls; retention of associates and key personnel; federal, state, local and other regulations, including environmental laws and regulations; and changes in accounting principles. Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.